                                                                      Exhibit 99

FOR IMMEDIATE RELEASE                               For Additional Information
                                                    Contact: Jim McDonald
                                                    Vice President & CFO
                                                    (740) 753-1951

                        ROCKY SHOES & BOOTS, INC. REPORTS
                RECORD FOURTH QUARTER AND FULL-YEAR 2003 RESULTS

NELSONVILLE, Ohio (February 26, 2004) Rocky Shoes & Boots, Inc. (NASDAQ: RCKY) today reported record net sales and net income per share for the three months and year ended December 31, 2003.

Net income increased 34.1% to a record $2.1 million, or $0.44 per diluted share, for the three months ended December 31, 2003 compared to $1.6 million, or $0.34 per diluted share, the prior year. The weighted average number of diluted shares outstanding for the fourth quarter 2003 was 4.9% above the fourth quarter 2002 due to the increase in the company's share price and the exercise of stock options in the fourth quarter 2003.

Net income more than doubled to $6.0 million for the year ended December 31, 2003 from $2.8 million a year ago. Net income per diluted share rose 113% to $1.32 for the year 2003 from $0.62 last year.

Mike Brooks, Chairman and Chief Executive Officer, stated, "The strategic decisions we made two years ago to leverage our brand into apparel and additional footwear categories contributed to the record financial results for 2003. Last April we completed our first acquisition, the GATES(R) brand, which also contributed to our improved performance and offers solid growth opportunities. We will continue to implement our growth strategy of leveraging our brands in clothing and footwear in 2004."

Fourth Quarter Results

Net sales increased 14.2% to a record $29.2 million for the three months ended December 31, 2003 from $25.6 million last year. The fourth quarter 2003 results benefited from a 13.5% increase in branded sales, led by growth in the ROCKY(R) Work and Outdoor categories and GATES(R) products. Additionally, $0.4 million of boots were manufactured for shipment to the U.S. military in the fourth quarter 2003 versus $0.1 million for the same period in 2002. These shipments are part of a $6.1 million non-cancelable contract awarded to the Company in September 2003. The remaining $5.7 million of boots to be manufactured under this contract are expected to be shipped by the end of April 2004.

Gross profit rose to $9.5 million, a record 32.5% of net sales for the fourth quarter 2003, from $7.3 million, or 28.6% of net sales, for the same period last year. The 390 basis point increase in fourth quarter 2003's gross profit margin was attributable to sales mix and sourced product sales, which rose to 68% from 56% a year ago. Historically, sourced products result in higher gross margin than the Company's manufactured products.

                                     (more)

Selling, general and administrative ("SG&A") expenses were $6.5 million, or 22.1% of net sales, for the quarter ended December 31, 2003 compared to $5.1 million, or 20.1% of net sales, a year ago. The growth in net sales resulted in higher commissions paid and additional distribution costs during the fourth quarter 2003 versus a year ago.

Income from operations improved 40% to $3.0 million or 10.4% of net sales for the fourth quarter 2003 from $2.2 million or 8.5% of net sales the prior year.

Year 2003 Results

Net sales, net income and net income per diluted share achieved record levels for the year ended December 31, 2003.

Net sales rose 19.3% to $106.2 million for the year ended December 31, 2003 from $89.0 million the prior year. This was due to a 28% increase in branded product sales, primarily attributable to the Work, Outdoor and ROCKY Gear(R) categories as well as GATES(R) products. Shipments of boots to the U.S. military for the year ended December 31, 2003 were $6.1 million below the prior year. These sales fluctuate in response to specific contracts to produce boots for the U.S. military.

Gross margin improved to $32.8 million, or 30.9% of net sales, for the year ended December 31, 2003 from $23.4 million, or 26.3% of net sales, last year. This increase was attributable to sales mix and sourced product sales, which rose to 66% of net sales for the year ended December 31, 2003 compared to 49% a year ago and $6.1 million less in sales of military footwear in 2003.

SG&A expenses were $23.3 million, or 21.9% of net sales, for the year ended December 31, 2003 versus $18.7 million, or 21.4% of net sales, the prior year. The increase in SG&A expenses for the year ended December 31, 2003 is due to higher commissions paid, additional distribution costs, and higher incentive compensation. All of these factors are attributable to the increase in net sales, and profitability, compared to the prior year.

Income from operations doubled to $9.5 million or 9.0% of net sales for the year ended December 31, 2003 from $4.8 million or 5.4% of net sales in 2002.

Funded Debt

The Company's funded debt at December 31, 2003 was $18.0 million versus $11.0 million on the same date a year ago. The year-over-year increase in funded debt was principally due to borrowings for the purchase of certain assets of Gates-Mills, Inc., the repurchase of 483,500 of the Company's common shares during 2003, and a higher level of inventory to support sales growth.

                                     (more)

Inventory

Inventory was $38.1 million at December 31, 2003 compared with $23.2 million on the same date last year. The increase in inventory is primarily to support sales of branded products, including line extensions of footwear and apparel during the past twelve months as well as additional inventory to support sales of GATES(R) branded products.

Outlook

Net sales for the year ended December 31, 2004 are anticipated to be approximately $122 million, which is 15% above the year 2003. This growth is expected to be primarily achieved through increased sales of branded footwear, clothing and accessories, and, to a lesser extent, $5.7 million of sales related to the manufacture of boots for the U.S. military.

If the Company achieves net sales of at least $122 million for the year ended December 31, 2004, then net income is anticipated to be approximately $1.54 per diluted share for the year ended December 31, 2004 compared to $1.32 for the year ended December 31, 2003. The Company cautions investors that the net sales and earnings outlook for the year ended December 31, 2004 is based on current market conditions and management's expectations. If net sales do not reach $122 million, then actual earnings may be less than this guidance.

About Rocky Shoes & Boots, Inc.

Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, work and casual footwear, as well as branded clothing and accessories. The Company's footwear, clothing and accessories are marketed through several distribution channels, primarily under the registered trademarks, ROCKY and GATES.

The Company is conducting a conference call at 10 a.m. Eastern Time on Thursday, February 26, 2004 to discuss the fourth quarter and full-year 2003 financial results and business trends. Persons interested in listening to the call can access it through www.rockyboots.com and clicking on the button "Fourth Quarter 2003 Conference Call".

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding continuing to implement the Company's growth strategy in 2004 (paragraph 4), $5.7 million of boots to be manufactured and shipped by the end of April 2004 (paragraph 5), and positive outlook for net sales and earnings for 2004 (paragraphs 16 and 17). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the risks that sales plans will not be met, that present orders may be cancelled or delayed, that the general economy or consumer spending habits will depress the market for the Company's products, that there may be disruption in the shipment of products from overseas to the

                                     (more)

Company, that the weather in 2004 is drier and warmer than normal, and all of the other various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including, the Company's annual report on Form 10-K for the year ended December 31, 2002. One or more of these factors have affected historical results, and could in the future affect the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.


                                     (more)

                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED INCOME STATEMENTS


                                                     THREE MONTHS ENDED                    YEAR ENDED
                                                         DECEMBER 31,                      DECEMBER 31,
                                                     2003             2002             2003             2002
                                                -------------    -------------    -------------    -------------
                                                 (Unaudited)      (Unaudited)
NET SALES                                       $  29,196,840    $  25,561,519    $ 106,164,753    $  88,958,721

COST OF GOODS SOLD                                 19,701,519       18,261,655       73,383,128       65,528,213
                                                -------------    -------------    -------------    -------------
GROSS MARGIN                                        9,495,321        7,299,864       32,781,625       23,430,508

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        6,454,566        5,126,146       23,278,449       18,661,730
                                                -------------    -------------    -------------    -------------
INCOME FROM OPERATIONS                              3,040,755        2,173,718        9,503,176        4,768,778


OTHER INCOME AND (EXPENSES):
         Interest expense                            (431,272)        (366,062)      (1,378,131)      (1,404,496)
         Other - net                                  187,089          162,821          348,448          432,018
                                                -------------    -------------    -------------    -------------
                  Total other - net                  (244,183)        (203,241)      (1,029,683)        (972,478)
                                                -------------    -------------    -------------    -------------
INCOME BEFORE INCOME TAX                            2,796,572        1,970,477        8,473,493        3,796,300

INCOME TAX                                            698,174          405,253        2,434,250          953,000
                                                -------------    -------------    -------------    -------------
NET INCOME                                      $   2,098,398    $   1,565,224    $   6,039,243    $   2,843,300
                                                =============    =============    =============    =============
NET INCOME PER SHARE
         Basic                                  $        0.50    $        0.35    $        1.44    $        0.63
         Diluted                                $        0.44    $        0.34    $        1.32    $        0.62

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
         Basic                                      4,221,998        4,496,969        4,189,794        4,499,741
                                                =============    =============    =============    =============
         Diluted                                    4,775,880        4,551,879        4,560,763        4,590,095
                                                =============    =============    =============    =============


                                     (more)

                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                           DECEMBER 31, 2003   DECEMBER 31, 2002
                                           -----------------   -----------------
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents               $  2,159,050         $  4,276,722
     Trade receivables - net                   19,532,287           15,282,618
     Other receivables                            830,131            1,173,714
     Inventories                               38,068,187           23,181,989
     Deferred income taxes                        959,810              584,511
     Prepaid expenses                           1,045,238            1,267,097
                                             ------------         ------------
         Total current assets                $ 62,594,703         $ 45,766,651

FIXED ASSETS - net                             17,610,238           19,049,287

DEFERRED PENSION ASSET                          1,499,524            1,651,222

DEFERRED INCOME TAXES                                   0              153,495

OTHER ASSETS                                    4,470,371            1,796,359
                                             ------------         ------------
TOTAL ASSETS                                 $ 85,174,836         $ 68,417,014
                                             ============         ============
LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
     Accounts payable                        $  2,810,161         $  1,642,306
     Current maturities - long-term debt          503,934              486,161
     Accrued taxes - other                        589,874              346,168
     Accrued salaries and wages                 1,885,896              807,611
     Accrued plant closing costs                  195,500              210,000
     Accrued other                              2,399,300              523,118
                                             ------------         ------------
         Total current liabilities              8,384,665            4,015,364

LONG TERM DEBT - less current maturities       17,514,994           10,488,388

DEFERRED LIABILITIES                            1,890,500            1,520,338
                                             ------------         ------------
TOTAL LIABILITIES                              27,790,159           16,024,090

SHAREHOLDERS' EQUITY:
     Common stock, no par value                34,880,199           35,289,038
     Accumulated other comprehensive loss      (1,950,400)          (2,311,749)
     Retained earnings                         25,454,878           19,415,635
                                             ------------         ------------
         Total shareholders' equity            58,384,677           52,392,924
                                             ------------         ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 86,174,836         $ 68,417,014
                                             ============         ============

                                       ###